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                                                                    Exhibit 21.1



                     SUBSIDIARIES OF TECH LABORATORIES, INC.
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1.       Tech Logistics, Inc.

2.       Tech Labs Community Networks, Inc.

3.       Tech Labs Community Networks of the Southeast, Inc.(1)

4.       Tech Labs Connect Systems, Inc.


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(1)      Tech Labs Community Networks, Inc. owns 80% of the outstanding shares and m3communications, Inc. owns the remaining 20%.